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Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309
News Release
FOR IMMEDIATE RELEASE
Contact:
Jeff Dodge Investor Relations (404) 885-8804 jeff.dodge@equifax.com	David Rubinger Media Relations (404) 885-8555 david.rubinger@equifax.com

Equifax Finishes 2003 with Record Revenues and Strong Cash Flow

Atlanta, January 22, 2004—Equifax Inc. (NYSE: EFX) today reported continued revenue growth and strong cash flow in its global information businesses. For the year, Equifax revenues increased 10 percent to a record $1.2 billion. Cash provided by operating activities for the year reached $290 million compared with $249 million for 2002.

Reported fourth-quarter earnings from continuing operations were $31.3 million or 23 cents per share, compared to $51.7 million or 38 cents per share in 2002. The fourth quarter earnings per share includes the previously announced 17-cent per share charge, which primarily relates to Equifax's Direct Marketing Services unit. Excluding this charge, fourth quarter earnings were 40 cents per share, up 5 percent.

"This performance for the year reflects a significant accomplishment for the company," said Thomas F. Chapman, Equifax chairman and CEO. "Our financial results were driven by strong results in North America, Europe and Latin America. They also reflect the decisive action we took to reposition one of our business units and assure continued growth for Equifax in 2004 and beyond," he added.

For the full year, earnings per share from continuing operations, reflecting the charge, totaled $1.31 per share. Excluding the charge, full-year earnings increased 7 percent to $1.48 from $1.38 per share.

Highlights for the quarter as compared to fourth quarter 2002...

  •
  Grew North American revenue by 5 percent to $236 million, excluding eMarketing

  •
  Increased Consumer Direct revenues by 56 percent to $19 million

  •
  Grew Latin America revenues 29 percent, with a 27 percent operating margin

  •
  Improved European operating margins significantly, reaching a record 20 percent, versus 14 percent in the same period in 2002

  •
  Realigned senior management structure into business units reporting directly to the CEO

Highlights for the year as compared to 2002...

  •
  Grew revenue to $1.2 billion, up 10 percent

  •
  Increased income from continuing operations, excluding the charge, 5 percent to $201 million

  •
  Increased North American revenues by 13 percent to $1 billion

  •
  Grew Consumer Direct revenues 76 percent

  •
  Increased Latin America revenues by 4 percent to $80 million

  •
  Increased Equifax Europe operating margins to 16 percent from 10 percent in 2002

  •
  Free cash flow for the year was $236 million, up 22 percent

2004 Outlook

Equifax expects earnings per share to grow to between $1.58 and $1.65. Revenue growth is expected to be between 4 percent and 5 percent. Free cash flow will be approximately $245 million to $265 million, and capital expenditures are targeted at $55 million.

Teleconference

Equifax's quarterly teleconference to discuss results will be held today at 9 a.m. (EDT). The live audio Webcast of the speakers' presentations will be available at www.equifax.com. Please note that Microsoft Media Player is required to access the Webcast. This can be downloaded from www.microsoft.com/windows/mediaplayer.

Equifax has presented in this press release and will discuss during the teleconference certain non-GAAP financial measures as defined by the Securities Exchange Commission. As required by SEC rules a reconciliation of such measures to the most comparable GAAP measure is presented below in the Common Questions and Answers (Unaudited) that are a part of this press release. This information can also be found under the heading "non-GAAP Financial Measures" in the Investor Center on the company's website at www.equifax.com.

About Equifax

Equifax Inc. is a global leader in turning information into intelligence. For businesses, Equifax provides faster and easier ways to find, approve and market to the appropriate customers. For consumers, Equifax offers easier, instantaneous ways to buy products or services and better insight into and management of their personal credit.

Equifax. Information that Empowers.

Safe Harbor

Statements in this press release that relate to Equifax's future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Those factors could include changes in worldwide and U.S. economic conditions that materially impact consumer spending and consumer debt, changes in demand for the Company's products and services, risks associated with the integration of acquisitions and other investments, changes in laws governing our business, and other factors discussed in the "forward-looking information" section and the "risk factor" section of the management's discussion and analysis included in the Company's annual report on Form 10-K for the year ended December 31, 2002, in our Form 10-Q for the quarter ended September 30, 2003, the "Additional Risk Factor" filed as an exhibit to a Form 8-K filed on January 22, 2004, and in our other filings with the Securities and Exchange Commission.

EQUIFAX INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended December 31,
(In millions, except per share amounts)
	2003	2002
Operating revenue	$297.0	$292.6

Costs and expenses:
Costs of services	119.2	105.1
Selling, general and administrative expenses	67.2	70.4
Depreciation	3.6	3.7
Amortization	19.2	18.7
Asset impairment and restructuring charges	30.6	—

Total costs and expenses	239.8	197.9

Operating income	57.2	94.7
Other income, net	1.7	1.5
Minority interests in earnings, net of tax	(0.7)	(0.7)
Interest expense	(8.5)	(10.7)

Income from continuing operations before income taxes	49.7	84.8
Provision for income taxes	(18.4)	(33.1)

Income from continuing operations	31.3	51.7

Discontinued operations:
Loss from discontinued operations, net of income tax benefit of $0.0 in 2003 and $0.6 in 2002	(3.3)	(1.8)

Net income	$28.0	$49.9

Per common share (basic):
Income from continuing operations	$0.24	$0.38
Discontinued operations	(0.02)	(0.01)

Net income	$0.21 *	$0.37

Shares used in computing basic earnings per share	133.1	136.2

Per common share (diluted):
Income from continuing operations	$0.23	$0.38
Discontinued operations	(0.02)	(0.01)

Net income	$0.21	$0.36 *

Shares used in computing diluted earnings per share	135.3	137.5

Dividends per common share	$0.020	$0.020

*
Does not total due to rounding

SEGMENT REVENUE & OPERATING INCOME

	Three Months Ended December 31,
	2003	2002
Equifax revenue:
North America	$238.1	$244.4
Europe	36.0	30.5
Latin America	22.9	17.7
Other	—	—

	$297.0	$292.6

Equifax operating income:
North America	$54.1	$97.0
Europe	7.3	4.3
Latin America	6.1	5.6
Other	—	—
Corporate Expense	(10.3)	(12.2)

	$57.2	$94.7

EQUIFAX INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Twelve Months Ended December 31,
(In millions, except per share amounts)
	2003	2002
Operating revenue	$1,225.4	$1,109.3

Costs and expenses:
Costs of services	512.9	427.6
Selling, general and administrative expenses	274.6	249.9
Depreciation	16.0	12.9
Amortization	79.3	67.6
Asset impairment and restructuring charges	30.6	—

Total costs and expenses	913.4	758.0

Operating income	312.0	351.3
Other income, net	14.0	6.8
Minority interests in earnings, net of tax	(3.3)	(2.0)
Interest expense	(39.6)	(41.2)

Income from continuing operations before income taxes	283.1	314.9
Provision for income taxes	(104.6)	(123.6)

Income from continuing operations	178.5	191.3

Discontinued operations:
Loss from discontinued operations, net of income tax benefit of $0.0 in 2003 and $2.2 in 2002	(13.6)	(13.3)

Net income	$164.9	$178.0

Per common share (basic):
Income from continuing operations	$1.33	$1.41
Discontinued operations	(0.10)	(0.10)

Net income	$1.23	$1.31

Shares used in computing basic earnings per share	134.5	136.2

Per common share (diluted):
Income from continuing operations	$1.31	$1.38
Discontinued operations	(0.10)	(0.10)

Net income	$1.21	$1.29

Shares used in computing diluted earnings per share	136.7	138.5

Dividends per common share	$0.080	$0.080

SEGMENT REVENUE & OPERATING INCOME

	Twelve Months Ended December 31,
(In millions, except per share amounts)
	2003	2002
Equifax revenue:
North America	$1,015.0	$902.2
Europe	130.5	126.1
Latin America	79.9	76.6
Other	—	4.4

	$1,225.4	$1,109.3

Equifax operating income:
North America	$324.3	$361.6
Europe	20.7	12.7
Latin America	20.0	20.3
Other	—	4.4
Corporate Expense	(53.0)	(47.7)

	$312.0	$351.3

EQUIFAX INC.
CONSOLIDATED BALANCE SHEETS

(In millions, except par values)	December 31, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$39.3	$30.5
Trade accounts receivable, net of allowance for doubtful accounts of $11.9 in 2003 and $17.3 in 2002	175.4	179.8
Other receivables	13.3	20.8
Deferred income tax assets	15.5	20.9
Other current assets	42.4	33.6

Total current assets	285.9	285.6

Property and Equipment:
Land, buildings and improvements	31.6	29.3
Data processing equipment and furniture	121.7	115.9

	153.3	145.2
Less accumulated depreciation	106.3	94.6

	47.0	50.6

Goodwill	724.3	650.5
Purchased Data Files	247.9	265.4
Other Assets	248.2	247.3
Assets of Discontinued Operations	—	7.5

	$1,553.3	$1,506.9

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Short-term debt and current maturities	$160.5	$233.9
Accounts payable	13.4	16.5
Accrued salaries and bonuses	34.4	31.0
Other current liabilities	146.5	146.5

Total current liabilities	354.8	427.9
Long-Term Debt	663.0	690.6
Deferred Revenue	12.0	11.7
Deferred Income Tax Liabilities	44.3	25.9
Other Long-Term Liabilities	99.1	122.6
Liabilities of Discontinued Operations	8.6	7.2

Total liabilities	1,181.8	1,285.9

Commitments and Contingencies
Shareholders' Equity:
Preferred stock, $0.01 par value: Authorized—10.0; Issued—none	—	—
Common stock, $1.25 par value:
Authorized shares—300.0 Issued shares—180.4 in 2003 and 180.1 in 2002 Outstanding shares—132.7 in 2003 and 135.7 in 2002	225.5	225.1
Paid-in capital	432.5	412.0
Retained earnings	1,079.0	925.4
Accumulated other comprehensive loss	(296.1)	(359.4)
Treasury stock, at cost, 42.3 shares in 2003 and 38.1 shares in 2002	(995.5)	(899.7)
Stock held by employee benefits trusts, at cost, 5.4 shares in 2003 and 6.3 shares in 2002	(73.9)	(82.4)

Total shareholders' equity	371.5	221.0

	$1,553.3	$1,506.9

EQUIFAX INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Twelve Months Ended December 31,
(In millions)
	2003	2002
Cash flows from operating activities:
Net income	$164.9	$178.0
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Loss from discontinued operations	13.6	13.3
Depreciation and amortization	95.3	80.5
Asset impairment and restructuring charges	30.6	—
Income tax benefit from stock plans	6.8	6.6
Deferred income taxes	15.8	17.9
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	17.8	27.5
Current liabilities, excluding debt	(18.0)	(31.7)
Other current assets	(3.6)	12.0
Other long-term liabilities, excluding debt	(3.4)	(10.8)
Other assets	(30.5)	(44.5)
Other	0.6	—

Cash provided by operating activities	289.9	248.8

Investing activities:
Additions to property and equipment	(14.6)	(12.8)
Additions to other assets, net	(39.0)	(43.0)
Acquisitions, net of cash acquired	(40.7)	(321.2)
Investments in unconsolidated affiliates	—	(0.1)
Proceeds on note receivable from sale of business	—	41.0
Deferred payments on prior year acquisitions	(5.4)	(4.9)

Cash used by investing activities	(99.7)	(341.0)

Financing activities:
Net short-term payments	(16.0)	(25.8)
Additions to long-term debt	113.4	249.5
Payments on long-term debt	(202.6)	(75.0)
Treasury stock purchases	(94.9)	(79.8)
Dividends paid	(11.2)	(11.4)
Proceeds from exercise of stock options	19.5	34.2
Other	(1.8)	0.9

Cash (used) provided by financing activities	(193.6)	92.6

Effect of foreign currency exchange rates on cash	8.3	(2.8)
Cash provided (used) by discontinued operations	3.9	(0.3)

Increase (decrease) in cash and cash equivalents	8.8	(2.7)
Cash and cash equivalents, beginning of year	30.5	33.2

Cash and cash equivalents, end of year	$39.3	$30.5

Common Questions & Answers (Unaudited)—December 31, 2003
(Dollars in millions, except per share amounts)

1.
Can you provide a further breakdown of revenue in the Equifax North America segment?

  Equifax North America revenue consists of the following components:

	2003					2002
	Q4	Q3	Q2	Q1	YTD	Q4	Q3	Q2	Q1	12 Months
Equifax North America Revenue:
U.S. Consumer and Commercial Services	$117.3	$131.9	$134.7	$124.6	$508.5	$116.8	$119.9	$109.6	$109.1	$455.4
Mortgage Services	15.2	18.3	21.4	16.7	71.6	16.3	16.0	11.8	11.1	55.2
Canadian Operations	24.1	23.3	22.9	20.5	90.8	19.1	19.4	19.8	19.1	77.4

Total North America Information Services	156.6	173.5	179.0	161.8	670.9	152.2	155.3	141.2	139.3	588.0

Credit Marketing Services	38.4	38.2	41.7	40.3	158.6	41.5	42.2	41.9	38.6	164.2
Direct Marketing Services	24.4	26.2	26.9	38.3	115.8	38.7	30.1	21.3	20.4	110.4

Total Marketing Services	62.8	64.4	68.7	78.7	274.4	80.2	72.3	63.2	59.0	274.7

Consumer Direct	18.7	18.7	17.4	14.8	69.6	12.0	11.0	8.7	7.8	39.5

	$238.1	$256.6	$265.0	$255.3	$1,015.0	$244.4	$238.6	$213.1	$206.2	$902.2

2.
Can you provide a breakout of costs of services and SG&A as a percent of sales?

  Operating expenses as a percent of revenue are as follows for continuing operations:

	Q4
	2003	2002
Operating Expenses:
Costs of services	40%	36%
Selling, general and administrative	23%	24%
Depreciation & amortization	8%	7%
Asset impairment and restructuring charges	10%

	81%	67%

3.
Can you give depreciation and amortization by segment?

  Depreciation and amortization is as follows:

	2003					2002
	Q4	Q3	Q2	Q1	YTD	Q4	Q3	Q2	Q1	12 Months
Depreciation & Amortization:
Equifax North America	$15.7	$17.4	$16.6	$16.2	$65.9	$15.7	$13.7	$12.3	$12.0	$53.8
Equifax Europe	3.3	3.0	2.9	2.6	$11.8	3.4	2.3	3.5	3.7	12.9
Equifax Latin America	1.5	1.4	1.3	1.3	$5.5	1.1	1.4	1.5	1.5	5.4
General Corporate	2.3	3.3	3.3	3.1	$12.0	2.2	2.1	2.1	2.1	8.4

	$22.8	$25.1	$24.1	$23.2	$95.3	$22.4	$19.5	$19.4	$19.3	$80.5

4.
What was the currency impact on the foreign operations?

  The favorable US dollar impact on revenue and operating income is as follows:

	2003 Revenue		2003 Operating Income		2002 Revenue		2002 Operating Income
	Q4%		Q4%		Q4%		Q4%
Canada	$3.9	20%	$1.4	21%	$0.1	1%	$—	1%
Europe	3.4	11%	0.6	13%	2.6	7%	0.4	18%
Latin America	3.8	22%	1.3	23%	(7.0)	-28%	(1.7)	-30%

	$11.1	4%	$3.3	3%	$(4.3)	-2%	$(1.3)	-2%

5.
What was your cash flow from operations for the fourth quarter 2003 and 2002?

  Cash provided by operating activities was $96.4 million and $98.8 million for the fourth quarter of 2003 and 2002, respectively.

6.
What was the level of debt?

  Total debt was comprised of the following:

	Dec 31 2003	Sept 30 2003	Jun 30 2003	Mar 31 2003
Senior Notes and Debentures—Long-term	$648.0	$648.0	$648.0	$648.0
Senior Notes and Debentures—Current	—	—	—	200.6
Revolving Credit Facility	137.3	178.1	222.9	27.2
Other Long-term Obligations	14.8	15.3	21.0	18.6
Other Short-term Debt & Current Maturities	23.4	27.1	23.7	42.4

	$823.5	$868.5	$915.6	$936.8

7.
What was the level of capital spending?

  Capital expenditures, excluding property and equipment and other assets purchased in acquisitions, were as follows:

	2003					2002
	Q4	Q3	Q2	Q1	12 Months	Q4	Q3	Q2	Q1	12 Months
Capital Expenditures	$16.9	$13.5	$10.4	$12.8	$53.6	$20.4	$19.0	$11.0	$5.4	$55.8

8.
Why did other income increase for the twelve months ended December 31, 2003?

  The primary reason for the increase in other income is the cash proceeds we are receiving on the purchased paper from the sale of our risk management business in October 2000.

9.
Why did the year's effective tax rate decline to 37%?

  We were able to reduce our estimated effective tax rate for 2003 by 1.5 percent through effective state tax planning. We have implemented state tax planning strategies related to the apportionment of state income taxes and franchise taxes. The reduced state income taxes payable is the primary reason for the 1.5 percent reduction in the overall effective state tax rate.

10.
What is the current authorization amount for stock buyback?

  As of December 31, 2003, approximately $127 million remained authorized for future share repurchases. We invested $95 million on Treasury Stock purchases during 2003.

11.
What is the status of the sale of the discontinued operations?

  During the third quarter of 2002, we made the decision to exit the commercial business in Spain. As of December 31, 2003, the letter of intent that we had entered into during the third quarter of 2003, did not materialize into a contract to purchase the business. As of today, we are negotiating with a new prospective buyer and will explore other options, should our negotiation prove unsuccessful. The commercial business in Spain was written down another $2.8 million in the fourth quarter of 2003, to reflect the impact of the current offer on the carrying value of the discontinued operations. We still expect to complete the sale, of the commercial business in Spain in the very near future.

Non-GAAP Financial Measures (Unaudited)

A1.
Income from continuing operations excluding the effect of the December charge (1)(2)

  RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO INCOME FROM CONTINUING OPERATIONS EXCLUDING THE EFFECT OF THE DECEMBER CHARGE

(In millions)	Q4 2003	Q4 2002	eps Q4 2003	eps Q4 2002
INCOME FROM CONTINUING OPERATIONS	$31.3	$51.7	$0.23	$0.38
Effect of December charge	22.6	—	$0.17	$—

INCOME FROM CONTINUING OPERATIONS EXCLUDING THE EFFECT OF THE DECEMBER CHARGE	$53.9	$51.7	$0.40	$0.38

SHARES USED IN COMPUTING DILUTED EARNINGS PER SHARE	135.3	137.5
A2.
Income from continuing operations excluding the effect of the December charge (1)(2)

  RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO INCOME FROM CONTINUING OPERATIONS EXCLUDING THE EFFECT OF THE DECEMBER CHARGE

(In millions)	2003	2002	eps 2003	eps 2002
INCOME FROM CONTINUING OPERATIONS	$178.5	$191.3	$1.31	$1.38
Effect of December charge	22.6	—	$0.17	$—

INCOME FROM CONTINUING OPERATIONS EXCLUDING THE EFFECT OF THE DECEMBER CHARGE	$201.1	$191.3	$1.48	$1.38

SHARES USED IN COMPUTING DILUTED EARNINGS PER SHARE	136.7	138.5
B.
North American revenue excluding eMarketing

  RECONCILIATION OF REVENUE FOR NORTH AMERICA TO REVENUE FOR NORTH AMERICA EXCLUDING eMARKETING

(In millions)	Q4 2003	Q4 2002
Revenue—North America	$238.1	$244.4
eMarketing revenue	(2.2)	(19.2)

Revenue—North America—excluding eMarketing	$235.9	$225.2

C1.
Free Cash Flow (3)

  RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002, TO FREE CASH FLOW FOR THE QUARTER ENDED DECEMBER 31, 2003 AND 2002

(In millions)	Q4 2003	Q4 2002
Cash provided by operating activities for the twelve months ended December 31, 2003 and 2002	$289.9	$248.8
Adjustments to reconcile cash provided by operating activities for the twelve months December 31, 2003 and 2002, to free cash flow for the quarter ended December 31, 2003 and 2002:
Cash provided by operating activities for the nine months ended September 30, 2003 and 2002	(193.5)	(150.0)
Additions to property and equipment for the three months ended December 31, 2003 and 2002	(3.2)	(4.3)
Additions to other assets, net, for the three months ended December 31, 2003 and 2002	(13.7)	(16.1)

Free cash flow for the quarter ended December 31, 2003 and 2002	$79.5	$78.4

C2.
Free Cash Flow (3)

  RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES FOR THE YEAR ENDED DECEMBER 31, 2003 AND 2002, TO FREE CASH FLOW FOR THE YEAR ENDED DECEMBER 31, 2003 AND 2002

(In millions)	2003	2002
Cash provided by operating activities for the twelve months ended December 31, 2003 and 2002	$289.9	$248.8
Adjustments to reconcile cash provided by operating activities for the year ended December 31, 2003 and 2002, to free cash flow for the year ended December 31, 2003 and 2002:
Additions to property and equipment for the year ended December 31, 2003 and 2002	(14.6)	(12.8)
Additions to other assets, net, for the year ended December 31, 2003 and 2002	(39.0)	(43.0)

Free cash flow for the quarter ended December 31, 2003 and 2002	$236.3	$193.0

C3.
Projected Free Cash Flow for the Twelve Months ending December 31, 2004 (3)

  RECONCILIATION OF ESTIMATED CASH PROVIDED BY OPERATING ACTIVITIES FOR THE TWELVE MONTHS ENDING DECEMBER 31, 2004, TO ESTIMATED FREE CASH FLOW FOR THE TWELVE MONTHS ENDING DECEMBER 31, 2004

(In millions)	2004
Estimated cash provided by operating activities for the twelve months ended December 31, 2004	$300 - 320
Adjustments to reconcile estimated cash provided by operating activities for the twelve months ending December 31, 2004, to free cash flow for the twelve months ending December 31, 2004:
Estimated additions to property and equipment, and other assets, net, for the year ending December 31, 2004	$(55)

Estimated free cash flow for the twelve months ending December 31, 2004	$245 - 265

D.
Actual / Projected Revenue, excluding Mortgage and eMarketing revenue, for the Twelve Months ended / ending December 31, 2003 and 2004

  RECONCILIATION OF ACTUAL / PROJECTED REVENUE FOR THE TWELVE MONTHS ENDED / ENDING DECEMBER 31, 2003 AND 2004, TO ACTUAL / PROJECTED REVENUE, EXCLUDING MORTGAGE AND eMARKETING REVENUE, FOR THE TWELVE MONTHS ENDED / ENDING DECEMBER 31, 2003 AND 2004

(In millions)	2003	2004
Actual / Projected revenue for the twelve months ended / ending December 31, 2003 and 2004	$1,225	$1,274 - 1,286

Adjustments to reconcile actual / projected revenue for the twelve months ended / ending December 31, 2003 and 2004, to actual / projected revenue, excluding Mortgage revenue and eMarketing revenue, for the twelve months ended / ending December 31, 2003 and 2004:
Mortgage revenue and eMarketing revenue	239	189 - 221

Actual / Projected revenue, excluding Mortgage revenue and eMarketing revenue, for the twelve months ended / ending December 31, 2003 and 2004	$986	$1,065 - 1,085

Notes to our Non-GAAP Financial Measures

(1)
December Charge—a charge relating primarily to the consolidation of our eMarketing unit as described in our press release issued on December 19, 2003 (the "December charge").

(2)
Equifax believes that income from continuing operations excluding the impact of our December charge, as defined above, is a measure that should be presented in addition to income from continuing operations determined in accordance with generally accepted accounting principles (GAAP) and is useful to investors. The following matters should be considered when evaluating this non-GAAP financial measure:

  •
  Equifax reviews the operating results of its businesses excluding the impacts of restructurings and impairments because it provides an additional basis of comparison. We believe that these items are unusual in nature, and would not be indicative of ongoing operating results. As a result, management believes charges such as the December charge should be excluded in order to compare past, current, and future periods.

    •
    Generally speaking, the effects of restructurings includes cash and non-cash charges and are the result of employee layoffs, consolidation of assets and related expenses. These actions result in a more efficient operating structure for future periods.

    •
    Asset impairments principally represent adjustments to the carrying value of certain assets and do not typically require a cash payment.

    •
    Asset impairments, restructurings and related expenses are typically material and are considered to be outside the normal operations of a business. Corporate management is responsible for making decisions about restructurings and related expenses.

    •
    There can be no assurance that additional impairments and restructurings will not occur in future periods. To compensate for this limitation, we believe that it is appropriate to consider both income from continuing operations determined under GAAP as well as income from continuing operations excluding the impact of asset impairments, restructurings and related expenses.

(3)
Free cash flow is commonly used by investors to measure a company's liquidity. We feel it adds insight to the GAAP measure of cash provided by operating activities by subtracting uses of cash for capital related expenditures. Free cash flow is not a measurement of liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities as a measure of liquidity. In addition, our calculation of free cash flow may be different from the calculation used by other companies and therefore, comparability may be limited.

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Equifax Finishes 2003 with Record Revenues and Strong Cash Flow